Hippo Reports First Quarter 2026 Financial Results April 30, 2026 SAN JOSE, Calif. (PRNewswire) -- Hippo Holdings Inc. (NYSE: HIPO), a technology-native insurance platform reported net income of $7 million, or $0.27 per diluted share and adjusted net income of $17 million, or $0.65 per diluted share, for the quarter ended March 31, 2026. First Quarter Highlights • Gross Written Premium increased 58% to $332 million over 1Q25 • Net Income of $7 million vs. a Net Loss of $48 million in 1Q25 • Adjusted Net Income of $17 million vs. an Adjusted Net Loss of $35 million in 1Q25 • Net Loss Ratio improved 58 percentage points to 48.0% compared to 1Q25 • Combined Ratio improved 60 percentage points to 99.5% compared to 1Q25 • Revenue grew 10% to $122 million compared to 1Q25 • Book Value per share of $17.23 up 2% from year-end 2025 "We got off to a fast start in 2026, significantly advancing our strategies on both growth and operational efficiencies. The launch of our strategic distribution relationship with Progressive, when—combined with our existing Westwood partnership —creates a truly differentiated distribution network for Hippo’s homeowners product that is both tech- enabled and scaled. Technology, which has long been a source of strength for Hippo, is core to supporting these new expanded distribution channels. Our AI-powered transformation across claims, services and underwriting should both support growth and increase profitability for Hippo over time,” said Rick McCathron, Hippo President and CEO. He continued, “For the quarter, Hippo grew gross written premium by 58%, significantly improved our underwriting results with a 60 point reduction in our combined ratio, and continued to deliver positive net income $7 million of and adjusted net income of $17 million for the quarter. We are operating as a unified, technology-native carrier platform that is driving profitable growth, broadening diversification, and positioning us for long-term success.” 1

Key Operating and Financial Metrics

	Three Months Ended March 31,	
	2026	2025
	($ in millions)	
Gross Written Premium	$ 332.4	$ 210.9
Net Written Premium	101.4	100.3
Net Retention	31 %	48 %
Total Revenue	$ 121.5	$ 110.3
Net Income (Loss) [1]	7.1	(47.7)
Adjusted Net Income (Loss) [1][2]	17.2	(35.1)
Basic Earnings (Loss) per Share [1]	0.27	(1.91)
Diluted Earnings (Loss) per Share [1]	0.27	(1.91)
Diluted Adjusted Earnings (Loss) per Share [1][2]	0.65	(1.41)
Net Loss Ratio	48.0 %	105.9 %
Expense Ratio	51.5 %	53.3 %
Combined Ratio	99.5 %	159.2 %

	As of	
	March 31, 2026	December 31, 2025
Book Value Per Share (BVPS)	$17.23	$16.97
Tangible Book Value Per Share (TBVPS)[2]	$15.09	$14.76

(1) Attributable to Hippo
(2) Indicates non-GAAP financial measure; see "Reconciliation of Non GAAP Financial Measures to Their Most Directly Comparable GAAP Financial Measures"

First Quarter Operating Summary

Net income of $7 million, or $0.27 per diluted share, compared to a $48 million net loss in Q1 of last year. The improvement was driven primarily by stronger underwriting performance. The first quarter of 2025 included a $45 million loss from California wildfires, and the absence of a comparable event this period more than offset the reduction in fee income following the sale of the builders distribution network.

Adjusted net income of $17 million, or $0.65 a diluted share, compared to a $35 million net adjusted loss in Q1 of last year. This quarter's results equate to a 16% annualized adjusted return on average shareholders equity.

Gross written premium of $332 million for the quarter increased 58% year over year, up from $211 million in Q1 of last year. Growth was driven by both the Casualty and Commercial Multi-Peril (CMP) lines which were up 193% and 89% over last year, to $101 million and $96 million, respectively. The overall growth strategy is focused on improving underwriting profitability and reducing volatility, including through greater portfolio diversification. For

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the quarter, Casualty accounted for 30% of gross written premium, compared to CMP which accounted for 29% and Homeowners which accounted for 26%. Net written premium of $101 million increased by $1 million or 1% from Q1 of last year. Growth in net written premium was lower than the growth in gross written premium due to both a mix shift and a reduction in the Renters line, which contracted by $26 million year over year, on account of a change in retention rate in 2026 vs 2025, and an accompanying unearned premium adjustment related to this change. The 31% net retention rate in the quarter was slightly below our full-year guidance, and driven primarily by the one-time unearned premium adjustment noted above. We expect retention to normalize later in the year, though it may fluctuate quarter to quarter based on growth-related mix shifts. Revenue in the quarter of $122 million increased 10% from $110 million in Q1 of last year. The increase was primarily driven by higher net earned premium up 13% to $99 million, which more than offset a $5.5 million decline in commissions following the sale of our homebuilder distribution network in Q3'25. Net Loss ratio of 48.0% improved 58 percentage points over the prior year. This improvement was driven primarily by lower CAT losses this quarter compared to Q1 of last year, which was impacted by the California wildfires. The net accident year loss ratio excluding CAT losses of 46.3% improved by 2 percentage points over the Q1 of last year. Expense ratio of 51.5% improved 2 percentage points over the prior year period driven by continued improvement of operating leverage, and despite prior year period benefiting from roughly 4.5 percentage point of profits generated by the homebuilder distribution network we sold in Q3'25. Combined ratio of 99.5% improved 60 percentage points over the prior year, similarly driven by stronger underwriting performance and a lower expense ratio noted above. Total Hippo shareholder equity of $449 million, or $17.23 per share, at March 31, 2026, was up 2%, from $436 million, or $16.97 per share, at year-end 2025. The increase was primarily driven by the first quarter net income. Guidance Update The following Guidance update is based on current expectations. The following statements are forward-looking and actual results could differ materially depending on market conditions and the factors set forth under “Forward-looking statements safe harbor” below. 3

	Prior 2026 FY Guidance	Updated 2026 FY Guidance
Gross Written Premium	$1.4 - 1.5B	$1.45 - $1.525B
Net Written Premium	$500 - $540M	$520 - $550M
Revenue		$560 - $570M
Combined Ratio	103% - 105%	103% - 105%
CAT Loss Ratio	13 %	13 %
Adjusted Net Income (Loss)[(1)]	$45 - $55M	$48 - $56M
Stock-based compensation + Depreciation and Amortization	$41M	$42M

(1) Indicates non-GAAP financial measure; see "Reconciliation of Non GAAP Financial Measures to Their Most Directly Comparable GAAP Financial Measures"

First Quarter Earnings Conference Call and Webcast Information

Date: Thursday, April 30, 2026
Time: 8:00 a.m. Eastern Time / 5:00 a.m. Pacific Time
Dial In: +1 833 470 1428 / Global Dial-In Numbers
Access: 433055350
Webcast: https://events.q4inc.com/attendee/433055350

A replay of the webcast will be made available after the call in the investor relations section of the company's website at https://investors.hippo.com/

About Hippo

Hippo is a technology-native insurance group that uses its carrier platform to diversify risk across both personal and commercial lines. Through the Hippo Homeowners Insurance Program, the company applies deep industry expertise and advanced underwriting to deliver proactive, tailored coverage for homeowners. Hippo Holdings Inc. subsidiaries include Hippo Insurance Services, Spinnaker Insurance Company, Spinnaker Specialty Insurance Company, and Wingsail Insurance Company. Hippo Insurance Services is a licensed property casualty insurance agent with products underwritten by various affiliated and unaffiliated insurance companies. For more information, please visit http://www.hippo.com.

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Consolidated Balance Sheet (in millions, unaudited) March 31, 2026 December 31, 2025 (unaudited) Assets Investments: Fixed maturities available-for-sale, at fair value (amortized cost: $299.3 million and $291.7 million, respectively) $ 298.7 $ 293.4 Short-term investments, at fair value (amortized cost: $125.3 million and $152.5 million, respectively) 125.2 152.5 Total investments 423.9 445.9 Cash and cash equivalents 275.4 218.3 Restricted cash 29.4 31.8 Accounts receivable, net of allowance of $0.3 million and $0.2 million, respectively 282.1 250.1 Reinsurance recoverable on paid and unpaid losses and LAE 398.1 346.6 Prepaid reinsurance premiums 386.7 353.7 Ceding commissions receivable 132.8 98.7 Capitalized internal use software 42.3 43.0 Intangible assets 13.6 13.8 Other assets 77.6 103.6 Total assets $ 2,061.9 $ 1,905.5 Liabilities and stockholders’ equity Liabilities: Loss and loss adjustment expense reserve $ 482.6 $ 420.4 Unearned premiums 615.3 579.7 Reinsurance premiums payable 356.3 304.4 Provision for commission 39.3 36.3 Surplus note 47.9 47.9 Accrued expenses and other liabilities 71.8 80.7 Total liabilities 1,613.2 1,469.4 Commitments and contingencies (Note 12) Stockholders’ equity: Common stock, $0.0001 par value per share; 80,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 26,035,917 and 25,699,704 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively — — Additional paid-in capital 1,659.4 1,651.5 Accumulated other comprehensive (loss) income (0.6) 1.8 Accumulated deficit (1,210.1) (1,217.2) Total stockholders’ equity 448.7 436.1 Total liabilities and stockholders’ equity $ 2,061.9 $ 1,905.5 5

Consolidated Statement of Operations (in millions, unaudited) Three Months Ended March 31, 2026 2025 Revenue: Net earned premium $ 98.9 $ 87.3 Commission income, net 12.7 14.4 Service and fee income 3.2 2.8 Net investment income 6.7 5.8 Total revenue 121.5 110.3 Expenses: Losses and loss adjustment expenses 47.5 92.4 Insurance related expenses 34.9 30.2 Technology and development expenses 9.4 8.1 Sales and marketing expenses 6.3 8.9 General and administrative expenses 16.2 16.5 Interest and other (income) expense, net — (0.2) Total expenses 114.3 155.9 Income (loss) before income taxes 7.2 (45.6) Income tax expense (benefit) 0.1 (0.2) Net income (loss) 7.1 (45.4) Net income attributable to noncontrolling interests, net of tax — 2.3 Net income (loss) attributable to Hippo $ 7.1 $ (47.7) Other comprehensive income (loss): Change in net unrealized gain (loss) on investments, net of tax (2.4) 2.1 Comprehensive income (loss) attributable to Hippo $ 4.7 $ (45.6) Per share data: Net income (loss) attributable to Hippo - basic and diluted $ 7.1 $ (47.7) Weighted-average shares used in computing net income (loss) per share attributable to Hippo Basic 25,840,004 24,978,901 Diluted 26,354,271 24,978,901 Net income (loss) per share attributable to Hippo Basic $ 0.27 $ (1.91) Diluted $ 0.27 $ (1.91) 6

Consolidated Statement of Cash Flow (in millions, unaudited) Three Months Ended March 31, 2026 2025 Cash flows from operating activities: Net cash provided by (used in) operating activities $ 8.5 $ (35.6) Cash flows from investing activities: Capitalized internal use software costs (3.1) (2.8) Purchases of property and equipment (0.1) (0.1) Purchases of fixed maturities (29.4) (15.7) Maturities of fixed maturities 20.9 11.2 Sales of fixed maturities 1.1 — Purchases of short-term investments (65.3) (50.4) Maturities of short-term investments 91.4 46.8 Sales of short-term investments 2.0 — Proceeds from deferred consideration 25.0 — Net cash provided by (used in) investing activities 42.5 (11.0) Cash flows from financing activities: Taxes paid related to net share settlement of equity awards — (3.3) Proceeds from issuance of common stock 1.0 1.0 Payments of contingent consideration — (0.2) Distributions to noncontrolling interests — (2.5) Other 2.7 (1.0) Net cash provided by (used in) financing activities 3.7 (6.0) Net increase (decrease) in cash, cash equivalents, and restricted cash 54.7 (52.6) Cash, cash equivalents, and restricted cash at the beginning of the period 250.1 232.8 Cash, cash equivalents, and restricted cash at the end of the period $ 304.8 $ 180.2 7

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO THEIR MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES (in millions, unaudited) Adjusted Net Income (Loss) Three Months Ended March 31, 2026 2025 Net income (loss) attributable to Hippo $ 7.1 $ (47.7) Adjustments: Depreciation and amortization 4.8 5.6 Stock-based compensation 6.5 7.7 Fair value adjustments — (0.5) Other one-off transactions (1.2) (0.2) Adjusted net income (loss) $ 17.2 $ (35.1) Diluted Adjusted Earnings (Loss) per Share Three Months Ended March 31, 2026 2025 Adjusted net income (loss) $ 17.2 $ (35.1) Weighted-average common shares outstanding, diluted 26,354,271 24,978,901 Diluted Adjusted Earnings (Loss) per Share $ 0.65 $ (1.41) Annualized Adjusted Return on Equity Three Months Ended March 31, 2026 2025 Annualized Adjusted net income (loss) $ 68.8 $ (140.4) Average Hippo Stockholders' Equity 442.4 342.5 Annualized Adjusted Return on Equity 16% (41) % Tangible Book Value Per Share As of March 31, 2026 As of December 31, 2025 Hippo Stockholders' Equity $ 448.7 $ 436.1 Less: Intangible assets 13.6 13.8 Less: Capitalized Internal Use Software $ 42.3 $ 43.0 Tangible stockholders’ equity $ 392.8 $ 379.3 Shares outstanding 26,035,917 25,699,704 Tangible book value per share $ 15.09 $ 14.76 8

SUPPLEMENTAL FINANCIAL INFORMATION (in millions, unaudited) Net Loss, Expense, and Combined Ratio Three Months Ended March 31, 2026 2025 Net Earned Premium $ 98.9 $ 87.3 Catastrophe losses 4.3 53.4 Non-catastrophe losses 43.2 39.0 Loss and loss adjustment expenses $ 47.5 $ 92.4 Catastrophe losses ratio 4.3% 61.2 % Non-catastrophe losses ratio 43.7% 44.7 % Net loss ratio 48.0% 105.9 % Insurance related expenses $ 34.9 $ 30.2 Technology and development 9.4 8.1 Sales and marketing 6.3 8.9 General and administrative 16.2 16.5 Less: commission income, net and service and (15.9) (17.2) Total net expenses $ 50.9 $ 46.5 Expense Ratio 51.5% 53.3 % Combined Ratio 99.5% 159.2 % Prior accident year developments Loss and loss adjustment expenses (2.5) (3.1) Net loss ratio (2.6) % (3.6) % Net accident year loss ratio 50.6% 109.5 % Net accident year loss ratio x catastrophe 46.3% 48.3 % Gross and Net Loss Ratio Three Months Ended March 31, 2026 2025 Gross Losses and LAE $ 147.2 $ 211.8 Gross Earned Premium 297.3 222.8 Gross Loss Ratio 49.5% 95.1% Net Losses and LAE $ 47.5 $ 92.4 Net Earned Premium 98.9 87.3 Net Loss Ratio 48.0% 105.9% 9

Underwriting Data

The Company has a single reportable segment and offers property & casualty insurance products. Gross written premiums (GWP), Net written premiums (NWP), and Net earned premiums (NEP) by line of business are presented below:

Gross Written Premium (GWP) by State

	Three Months Ended March 31,			
	2026		2025	
	Amount	% of GWP	Amount	% of GWP
State				
California	$ 66.0	19.9 %	$ 46.0	21.8 %
New York	44.2	13.3 %	12.2	5.8 %
Florida	42.9	12.9 %	32.0	15.2 %
Texas	36.2	10.9 %	26.0	12.3 %
Illinois	12.9	3.8 %	6.0	2.8 %
Georgia	9.7	2.9 %	5.6	2.7 %
Ohio	7.2	2.2 %	4.6	2.2 %
Colorado	7.0	2.1 %	4.5	2.1 %
New Jersey	6.6	2.0 %	4.2	2.0 %
Arizona	6.5	2.0 %	4.3	2.0 %
Other	93.2	28.0 %	65.5	31.1 %
Total	$ 332.4	100.0 %	$ 210.9	100 %

Gross Written Premium (GWP) by Line of Business

	Three Months Ended March 31,					
	2026		2025			
	Amount	% of GWP	Amount	% of GWP	Change	% Change
Line of Business						
Homeowners	$ 87.3	26 %	$ 87.1	41 %	$ 0.2	0.2 %
Renters	40.8	12 %	35.0	17 %	5.8	16.6 %
Commercial Multi-Peril	95.8	29 %	50.7	24 %	45.1	89.0 %
Casualty	100.6	30 %	34.3	16 %	66.3	193.3 %
Other	7.9	3 %	3.8	2 %	4.1	107.9 %
Total	$ 332.4	100 %	$ 210.9	100 %	$ 121.5	57.6 %

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Net Written Premium (NWP) by Line of Business

	Three Months Ended March 31,					
	2026		2025			
	Amount	% of NWP	Amount	% of NWP	Change	% Change
Line of Business						
Homeowners	$ 60.8	60 %	$ 52.7	52.5 %	$ 8.1	15.4 %
Renters	10.8	11 %	37.2	37.1 %	(26.4)	(71.0)%
Commercial Multi-Peril	17.6	17 %	12.5	12.5 %	5.1	40.8 %
Casualty	12.9	13 %	1.1	1.1 %	11.8	1072.7 %
Other	(0.7)	(1)%	(3.2)	(3.2)%	2.5	(78.1)%
Total	$ 101.4	100 %	$ 100.3	100.0 %	$ 1.1	1.1 %

Net Earned Premium (NEP) by Line of Business

	Three Months Ended March 31,					
	2026		2025			
	Amount	% of NEP	Amount	% of NEP	Change	% Change
Line of Business						
Homeowners	$ 62.7	63.4 %	$ 61.6	70.6 %	$ 1.1	1.8 %
Renters	17.0	17.2 %	16.6	19.0 %	0.4	2.4 %
Commercial Multi-Peril	15.9	16.1 %	6.6	7.6 %	9.3	140.9 %
Casualty	3.2	3.2 %	0.5	0.6 %	2.7	540.0 %
Other	0.1	0.1 %	2.0	2.2 %	(1.9)	(95.0)%
Total	$ 98.9	100.0 %	$ 87.3	100.0 %	$ 11.6	13.3 %

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Information about Key Operating Metrics/Non-GAAP Financial Measures We define adjusted net income, a Non-GAAP financial measure, as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which the company received a deduction for these adjustments. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Adjusted net income does not reflect the overall profitably of our business and should not be viewed as a substitute for net income calculated in accordance with GAAP. Other companies may define adjusted net income differently. We define diluted adjusted earnings (loss) per share, a Non-GAAP financial measure, as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. Diluted adjusted earnings (loss) per share should not be viewed as a substitute for diluted earnings (loss) per share calculated in accordance with GAAP. Other companies may define diluted adjusted earnings (loss) per share differently. We define annualized adjusted return on equity, a Non-GAAP financial measure, as adjusted net income (loss) expressed on an annualized basis as a percentage of average beginning and ending Hippo stockholders’ equity during the period. We use annualized adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Annualized adjusted return on equity should not be viewed as a substitute for return on equity calculated in accordance with GAAP. Other companies may define annualized adjusted return on equity differently. We define tangible book value per share, a Non-GAAP financial measure, as total stockholders’ equity, less intangible assets, divided by the outstanding number of shares of our common stock at the end of the relevant period. Our definition of tangible book value per share may not be comparable to that of other companies, and it should not be viewed as a substitute for book value per share calculated in accordance with GAAP. We use tangible book value per share internally to evaluate changes from period to period in book value per share exclusive of changes in intangible assets. These Non-GAAP financial measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and 12 should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP. Reconciliations of these Non- GAAP financial measures to their most directly comparable GAAP counterpart is included above. We believe that these non-GAAP measures of financial results provide useful supplemental information to investors about Hippo. Cautionary Note Regarding Forward-Looking Statements Certain statements included in this press release that are not historical facts are forward- looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding the financial position, business strategy, and the plans and objectives of management for Hippo Holdings Inc. (together with its subsidiaries, “Hippo,” the “Company,” “we,” “us” and “our”) for future operations. These statements constitute projections, forecasts, and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements generally are accompanied by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “might,” “outlook,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “seem,” “should,” “strive,” “will,” “would,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this press release include, for example, statements about: • our future results of operations and financial condition, including estimates and forecasts of financial and operating results and performance metrics, and our ability to attain and maintain profitability; • our business strategy, including our cost reduction efforts, our diversified distribution strategy, and our plans to expand into new markets and new products; • our ability to grow our business and, if such growth occurs, to effectively manage such growth, including the growth and development of our builder network and other distribution channels; • customer satisfaction and our ability to attract, retain, and expand our customer base; • our ability to maintain and enhance our brand and reputation, including the quality of our products and services; 13

• our expectations about our book of business, including our ability to cross-sell and to attain greater value from each customer; • the effects of seasonal and cyclical trends on our results of operations; • our ability to compete effectively in the segments of the insurance industry in which we operate; • our ability to underwrite risks accurately and charge competitive yet profitable rates to our customers, and the sufficiency of the analytical models we use to assess and predict exposure to catastrophe losses; • our ability to maintain reinsurance contracts and our near- and long-term strategies and expectations with respect to the availability, adequacy, coverage, limits, pricing, and cession of insurance risk; • our ability to utilize, develop, and protect our proprietary technology, digital platform, and intellectual property; • our ability to leverage our data, technology, and geographic diversity to help manage risk; • our ability to expand our product offerings or improve existing ones; • our ability to attract and retain personnel, including our officers and key employees; • potential harm caused by outages or interruptions in, or delays to, services provided by our third-party providers, including our data vendors; • potential harm caused by misappropriation of our data and compromises in cybersecurity, and our ability to receive, process, store, use, and share data in compliance with laws and regulations related to data privacy and data security; • potential harm caused by changes in internet search engines’ methodologies; • our denial of claims or our failure to accurately and timely pay claims; • the effects of severe weather events and other natural or man-made catastrophes, including the effects of climate change, global pandemics, and terrorism; • any overall decline in economic activity; • regulators’ identification of errors in the policy forms we use, the rates we charge, and our customer communications, including cancellations, non-renewals, and reinstatements, through market conduct exams, complaints, or other inquiries; 14

• our ability to navigate extensive insurance industry regulations and the scrutiny of state insurance regulators, and the effects of existing or new legal or regulatory requirements on our business, including with respect to maintenance of risk-based capital and financial strength ratings, the insurance industry generally, and data privacy and cybersecurity, in the United States and internationally; • our expected use of cash on our balance sheet, our future capital needs, and our ability to raise additional capital; • fluctuations in our results of operations and operating metrics; and • our public securities’ liquidity and trading. These statements are based on the current expectations of Hippo’s management and are not predictions of actual performance. You should not rely upon forward-looking statements as predictions of future events. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions, and many actual events and circumstances are beyond the control of Hippo. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we cannot guarantee that the future results, levels of activity, performance, events, and circumstances reflected in the forward-looking statements will be achieved or occur at all. These forward-looking statements are subject to a number of risks, uncertainties, and other factors, including those described above and other risks set forth in the sections entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that may be filed by the Company from time to time with the Securities and Exchange Commission (the “SEC”). Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hippo does not presently know or that Hippo currently believes are immaterial that could also cause actual results, events, or circumstances to differ materially from those described in the forward-looking statements. These forward-looking statements are based on information available as of the date of this press release and reflect Hippo’s expectations, plans, forecasts, and views of future events as of that date. Accordingly, forward-looking statements should not be relied upon as representing Hippo’s views as of any subsequent date, and Hippo does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events, or 15 otherwise, except as may be required under applicable securities laws. While Hippo may elect to update these forward-looking statements at some point in the future, Hippo specifically disclaims any obligation to do so. Accordingly, undue reliance should not be placed upon the forward-looking statements. Rounding Certain monetary amounts, percentages, and other figures included in this release have been subject to rounding adjustments. The sum of individual metrics may not always equal total amounts indicated due to rounding. Contacts Investors: Charles Sebaski Investors@hippo.com Press: Mark Olson press@hippo.com 16